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                                                                    EXHIBIT 23.2






                          INDEPENDENT AUDITOR'S CONSENT

         We have issued our report dated March 25, 1998 accompanying the consolidated financial statements of USABancshares, Inc. and Subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 31, 1997, which is included in this Registration Statement and Prospectus. We consent to the inclusion of the aforementioned report in the Registration Statement and Prospectus and to the use of our name, as it appears under the caption "Experts."


/s/ Grant Thornton LLP


December 10, 1998
Philadelphia, Pennsylvania